UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A2

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 27, 2005

                               Denim Apparel Group
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                    0-09322                  88-0419183
           ------                    -------                  ----------
(State or other jurisdiction      (Commission              (IRS Employer of
     Identification No.)           File Number)             incorporation)

               820 North Orleans Street Ste 208 Chicago, IL 60610
                      ------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (312) 787-3366

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 24th, 2005, the Board of Directors of Kingdom Ventures, Inc.(the "Company") unanimously approved the dismissal of Kabani & Company, Inc.("KC") as its independent public accountants. On May 25th, 2005, the Company engaged the firm of E. Randall Gruber, CPA, PC to serve as its independent public accountants for the fiscal year ending January 31, 2005.

From June 3, 2004 (KC Date of Engagement) until May , 25, 2005( Period Of Engagement) (i) there were no disagreements between the Company and KC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KC would have caused KC to make reference to the matter in its reports on the Company's financial statements, (ii) KC's did not issue any reports on the company's financial statements (iii) There were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

We have supplied KC a copying of the filing and requested them to provide a letter in response to the disclosures. Due to passage in time and change in ownership we do not except the KC to provide a letter.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Kingdom Ventures, Inc.


Date:  2/17/06                            By:  /s/ Eric Joffe
                                              --------------------------------
                                              Eric Joffe
                                              President